UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2010

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1930 West Bluemound Road, Suite D, Waukesha, Wisconsin		53186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2010, Mr. John P. Hickey, Jr., CEO and Chairman of the Registrant, informed the Board of Directors of his retirement as CEO of the Registrant effective January 31, 2011. Mr. Hickey will continue to serve as the Registrant’s Chairman of the Board.

Mr. Charles Ponicki, 60, who currently serves as the Registrant’s President, Chief Operating Officer and Chief Credit Officer, will assume the duties of Chief Executive Officer, subject to approval by banking regulatory agencies, upon the effective date of Mr. Hickey’s resignation. CIB Marine intends to eliminate the position of Chief Operating Officer following Mr. Ponicki’s appointment as Chief Executive Officer.

Mr. Ponicki has served as President, Chief Operating Officer and Chief Credit Officer since August 2010; as Senior Vice President and Chief Credit Officer of the Registrant from January 2008 until August 2010; and as Wisconsin Market President of Marine Bank from September 2007 to December 2007. From 2006 to September 2007, Mr. Ponicki provided acquisition sourcing and due diligence, credit policy and governance, and de novo formation consulting services to banks. From 2002 to 2005, Mr. Ponicki was Executive Vice President of Business Banking at Cole Taylor Bank.

Item 8.01 Other Events.

On November 12, 2010, the Registrant issued a shareholder letter announcing its financial results for the third quarter ended September 30, 2010. A copy of the shareholder letter is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Letter to shareholders dated November 12, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

November 12, 2010	By:	John P. Hickey, Jr.

Name: John P. Hickey, Jr.
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Letter to shareholders dated November 12, 2010.